Exhibit 99
Press Release

Contact:	Claire M. Gulmi
Executive Vice President and
Chief Financial Officer
(615) 665-1283
AMSURG CORP. TO PRESENT AT THE RAYMOND JAMES
28TH ANNUAL INSTITUTIONAL INVESTORS CONFERENCE
NASHVILLE, Tenn. (Feb. 28, 2007) — AmSurg Corp. (NASDAQ: AMSG) today announced that it will participate in the Raymond James 28th Annual Institutional Investors Conference on Wednesday, March 7, 2007 at the Hyatt Regency Grand Cypress in Orlando, Florida. In connection with the conference, there will be an on-line simulcast and a replay of the Company’s presentation available at the Company’s web site starting at 11:00 a.m. Eastern Time. Ken P. McDonald, President and Chief Executive Officer will be speaking at the conference.
     The live audio webcast and replay of the presentation will be available on the Company’s website by going to www.amsurg.com and clicking on Investors. For the live audio, please go to the site at least 15 minutes prior to the presentation to download and install any necessary audio software. The webcast replay will be available for 30 days.
     AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers in partnership with surgical and other group practices. At December 31, 2006, AmSurg owned a majority interest in 156 continuing centers in operation and had five centers under development.
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